Exhibit 23.4

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

March 13, 2023

Boards of Directors

SR Bancorp, Inc.

Somerset Savings Bank, SLA

220 West Union Avenue

Bound Brook New Jersey 08805

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Notice of Intent to Convert, and any amendments thereto, to be filed with Federal Deposit Insurance Corporation, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of SR Bancorp, Inc. We also consent to the reference to our firm being named as an expert in the prospectus.

Sincerely,

RP® FINANCIAL, LC.

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